EXHIBIT 99.1

BOSTON SCIENTIFIC TO ACQUIRE ASTHMATX

Asthmatx offers first FDA-approved non-drug procedure
for the treatment of severe asthma

Natick, MA and Sunnyvale, CA (September 20, 2010) -- Boston Scientific Corporation (NYSE: BSX) today announced the signing of a definitive merger agreement, under which Boston Scientific will acquire Asthmatx, Inc., a privately held company in Sunnyvale, California.  Asthmatx designs, manufactures and markets a less-invasive, catheter-based bronchial thermoplasty procedure for the treatment of severe persistent asthma in the 6 to 8 million patients 18 years and older worldwide whose asthma is not well controlled with drugs (inhaled medications).  The agreement calls for an upfront payment of $193.5 million and additional payments of up to $250 million contingent upon achievement of specified revenue-based criteria through 2019.  The upfront payment is expected to be funded with cash on hand.  Boston Scientific expects the transaction to be approximately two cents dilutive to GAAP earnings per share (EPS) in each of 2011 and 2012 (inclusive of approximately one cent per share of amortization expense), break-even in 2013 and accretive thereafter.  Closing of the transaction is subject to customary conditions and is expected to be completed in the fourth quarter.

Asthmatx markets the Alair® Bronchial Thermoplasty System, which received U.S. Food and Drug Administration (FDA) approval in April of this year.  Bronchial thermoplasty is a less-invasive procedure routinely performed under conscious sedation with patients typically returning home the same day.  The Alair System delivers thermal energy to the airway wall in a precisely controlled manner to reduce excessive airway smooth muscle.  The procedure is designed to decrease the ability of the airways to constrict, thereby reducing the frequency and severity of asthma attacks.  Clinical data show bronchial thermoplasty is safe and effective in the management of severe asthma.  Bronchial thermoplasty was named one of the “Top Ten Medical Innovations for 2007” by the Cleveland Clinic Foundation.

“The benefits we have seen with bronchial thermoplasty are impressive and have included a substantial improvement in patients’ asthma symptoms,” said Mario Castro, M.D., Washington University, St. Louis and Principal Investigator for the pivotal Asthma Intervention Research 2 (AIR2) clinical trial.  “Our data demonstrated clinically meaningful improvements in key outcomes including a reduction in severe asthma exacerbations, a reduction in emergency room visits and a trend toward decreased hospitalizations for asthma.  Treated patients missed less time from work, school and other daily activities because of their asthma, and they experienced an overall improvement in their quality of life.”

“Boston Scientific’s acquisition of Asthmatx demonstrates our commitment to providing the most advanced technology solutions to interventional pulmonologists and their patients,” said Michael Phalen, President of Boston Scientific’s Endoscopy Division.  “This first-of-its-kind interventional treatment option for adult patients with severe asthma is a significant medical advance with the potential of substantially reducing medical costs, as demonstrated by an 84 percent reduction in emergency room visits in the AIR2 trial.”

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September 20, 2010

“The acquisition of Asthmatx represents an important step in the execution of our strategy to realign Boston Scientific’s portfolio,” said Ray Elliott, President and Chief Executive Officer of Boston Scientific.  “Given the large underserved patient population and this innovative technology, we expect this transaction to provide meaningful revenue growth in the midterm.  We will continue to pursue additional Priority Growth Initiatives to strengthen our Company by buying or building products we understand, to be sold through sales forces we already have.”

“By combining our two great organizations we will be able to increase awareness of this novel technology and expand our reach to patients suffering the effects of severe asthma,” said Glen French, Chief Executive Officer of Asthmatx. “We will be able to leverage Boston Scientific’s sales and marketing expertise to introduce the Alair System to a growing number of physicians and provide much needed relief to many patients affected by this debilitating disease.”

In addition to FDA approval, the Alair System has received CE Mark.

About Asthma

Asthma is one of the most common and costly diseases in the world. The prevalence of asthma has grown in recent decades, and there is no cure.  According to the Asthma and Allergy Foundation of America, more than 20 million Americans have asthma. Managing asthma consumes more than $18 billion of health care resources each year in the U.S.  Uncontrolled asthma results in approximately 10 million unscheduled physician office visits, 2 million emergency rooms visits, 500,000 hospitalizations and 4,000 deaths annually in the U.S.  Ten to 15 percent of those suffering from asthma in the U.S. are diagnosed with severe persistent asthma.

About Boston Scientific

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties.  For more information, please visit: www.bostonscientific.com.

About Asthmatx

Asthmatx Inc. is a privately-held medical device company focused on helping patients breathe easier.  Asthmatx has developed a catheter-based outpatient procedure that provides long-lasting and improved asthma control for adult severe asthma patients.  For more information, please visit www.BTforAsthma.com or www.bronchialthermoplasty.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding clinical trials, regulatory approvals, expected accretion/dilution, clinical outcomes, financial performance and product performance.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or

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September 20, 2010

implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; integration of acquired companies; financial market conditions; and, future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A – Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT:	Paul Donovan
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508-667-5165 (mobile)
Media Relations
Boston Scientific Corporation

Larry Neumann
508-650-8696 (office)
Investor Relations
Boston Scientific Corporation